                                    TEKELEC
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                                                 Three Months Ended
                                                                                      March 31,
                              PRIMARY                                          -----------------------
                     (thousands, except per share data)
                                                                                 1995            1994
                                                                               -------          ------
         Net income . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 1,468          $  126
                                                                               =======          ======

         Basis for computation of primary earnings per common and common equivalent share:

         Weighted average number of shares
         outstanding during period  . . . . . . . . . . . . . . . . . .          9,155           8,558

         Weighted average (incremental) common
         share equivalent after considering the
         effects of options exercised and canceled
         during the period and after assumed
         repurchase of treasury shares--treasury
         stock method . . . . . . . . . . . . . . . . . . . . . . . . .          1,640              --
                                                                               -------          ------
                                                                                10,795           8,558
                                                                               =======          ======

         Earnings per share . . . . . . . . . . . . . . . . . . . . . .        $  0.14          $ 0.01
                                                                               =======          ======


                                                                                 Three Months Ended
                                                                                      March 31,
                                FULLY DILUTED                                  -----------------------
                     (thousands, except per share data)
                                                                                1995             1994
                                                                               -------          ------

         Net income . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 1,468          $  126
                                                                               =======          ======

         Basis for computation of fully diluted earnings per common and common equivalent share:

         Weighted average number of shares
         outstanding during period  . . . . . . . . . . . . . . . . . .          9,155           8,558

         Weighted average (incremental) common
         share equivalent after considering the
         effects of options exercised and canceled
         during the period and after assumed
         repurchase of treasury shares -- treasury
         stock method . . . . . . . . . . . . . . . . . . . . . . . . .          1,758              --
                                                                               -------          ------
                                                                                10,913           8,558
                                                                               =======          ======
         Earnings per share . . . . . . . . . . . . . . . . . . . . . .        $  0.13          $ 0.01
                                                                               =======          ======





TEKELEC                                                          EXHIBIT 11.1